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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                FORM 8-K/A No. 1


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                  May 16, 1997
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                        (Date of Earliest Event Report)



                               RICH COAST, INC.
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             (Exact Name of Registrant as specified in its charter)



                                   DELAWARE
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                 (State or other jurisdiction of incorporation)




        0-15859                                              Applied for
-------------------------                             -------------------------
(Commission File Number)                              (IRS Employer I.D. Number)


                       10200 Ford Road, Dearborn MI 48126
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          (Address of principal executive offices including zip code)



                                  (313) 582-8866
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              (Registrant's telephone number including area code)
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ITEM 5.  OTHER EVENTS.


      On May 16, 1997 the Company entered into a forbearance agreement and certain other agreements excusing any events of default and any interest penalties which might exist under a Securities Purchase Agreement and 10% Senior Secured Note (the "Note") dated January 10, 1996, with the holder, Alan D. Moore d/b/a/ Red Oak Capital. The forbearance agreement also provides for payment of interest only for the first four years of the five year note. The holder of the Note has agreed to forbear on any rights and remedies available under the Note until July 1, 1997 and continue thereafter if the Company receives an aggregate of at least $310,000 in net proceeds from a contemplated private placement of convertible notes, all of which net proceeds are injected into the Company. In consideration for the forbearance, the Company has agreed to issue to the holder 100,000 shares of its common stock, $.001 par value, and will amend the exercise price of Warrants to purchase 3,600,000 shares of common stock granted in connection with the issuance of the original Note from $.62 per share to $.30 per share.






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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 30th day of May, 1997.



                                        RICH COAST, INC.



                                        By:/s/ JAMES P. FAGAN
                                           ------------------------------
                                        James P. Fagan, President